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(LEGATO LOGO)

                                                            Legato Reference No.
                                                                271-PSA-3070
                                                                EXHIBIT 10.67

                         CONSULTING SERVICES AGREEMENT

                                     BETWEEN

                              LEGATO SYSTEMS, INC.

                                       AND

                           MTI TECHNOLOGY CORPORATION




                                                            Company Confidential
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                          CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the "AGREEMENT") with an Effective Date commencing on the latest date appearing next to the parties' signatures, is made by and between LEGATO SYSTEMS, INC., a Delaware corporation ("LEGATO") with its principal place of business at 2350 W. El Camino Real, Mountain View, CA 94040, and MTI TECHNOLOGY CORPORATION, a DELAWARE corporation ("CUSTOMER") with a principal place of business at 14661 FRANKLIN AVENUE, TUSTIN, CA 92780, and its subsidiaries, contains the terms and conditions under which Legato shall provide professional technical services to Customer. The following Exhibit is included herein by attachment as an integral part of this Agreement:

     -  Exhibit A Project Statement (sample)

WHEREAS, Customer has previously entered into an agreement with Legato which authorizes Customer to use Products: and

WHEREAS, Customer wishes to obtain Consulting Services from Legato for such
Products:

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows.

1. DEFINITIONS

1.1 CONFIDENTIAL INFORMATION: means all items identified as being confidential by the disclosing party, including: (i) either party's business or financial information and plans; and (ii) the terms of this Agreement. "Confidential Information" will not include information that the receiving party can show: (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by business records, and is not subject to restriction; (c) is lawfully obtained from a third party who has the right to make such disclosure; or (d) is independently developed as can be shown by documentation.

1.2 PROJECT STATEMENT: means the applicable Statement of Work, milestones, due dates, and compensation due to Legato which have been agreed to by the parties as evidenced by a completed Project Statement, substantially in the form of Exhibit A hereto, consecutively numbered and made part hereof.

1.3 SOFTWARE: means the Legato computer software, in object code format only, licensed by Customer, including any error corrections and Updates provided to Customer.

1.4 STATEMENT OF WORK (SOW): means the description of work, the responsible parties, required equipment, contacts and other pertinent data as specified and agreed to by the parties in any applicable Project Statement hereto.

2. SCOPE

2.1 PROJECTS. Legato and Customer may at any point in time have one (1), none, or several Project Statements in place at any given time. When the parties determine that a new Project is in order, a separate Project Statement must be agreed to and executed by authorized representatives of the parties. Each such new Project Statement shall be incorporated by reference into this Agreement as an additional Exhibit A

3. FEES, PAYMENT TERMS, AND TAXES

3.1 FEES. Fees for the Statement of Work shall be as specified in the applicable Project Statement and are based on Legato's current price list for such services. Fees for subsequently executed additional Project Statement shall be incremental to any Fees set forth in this Agreement as of the Effective Date.

3.2 OTHER EXPENSES. In addition to the fees specified in any Project Schedule, Customer shall be responsible for all travel and living expenses reasonably incurred by Legato in the performance of a Project.

3.3 PAYMENT TERMS. Invoices are due and payable within thirty (30) days after receipt thereof. Invoices shall be issued for all services specified in the Project Schedule and on a periodic basis for travel and living expenses. Upon request, Legato shall itemize and provide receipts for all travel expenses invoiced to Customer. In the event that any invoice is not paid when due, Customer shall be subject to a late fee at the rate of 1.5% per month on the outstanding amount or the maximum rate permitted by law, whichever is less.

3.4 TAXES. Customer shall bear and be responsible for the payment of all taxes associated with the services performed hereunder (other than taxes based on Legato's net income), however designated, including value added and withholding taxes which are levied or based upon such charges, or upon this Agreement.

4. CUSTOMER RESPONSIBILITIES

4.1 CUSTOMER RESPONSIBILITIES. In order for Legato to be able to perform any SOW hereunder, Customer shall perform the Customer Responsibilities as specified in any Project Statement executed by the parties pursuant to this Agreement.

4.2 PAYMENT RESPONSIBILITIES. Customer understands and acknowledges that if Customer has not fulfilled Customer's responsibilities as specified in an applicable Project Statement, and if Legato has deployed its personnel to Customer's site, as agreed to in the applicable Project Statement, and Legato's personnel are unable to fulfill the SOW due to Customer's non-performance, Customer will be responsible for paying the daily rate for Legato's personnel so deployed as specified in the applicable Project Statement.

5. LEGATO RESPONSIBILITIES

5.1 PERSONNEL. Legato agrees to assign technically qualified individuals to perform the SOW and may reassign or remove any of them without the prior written consent of Customer, provided Legato shall replace such personnel with individuals of substantially equivalent technical ability and qualifications.

5.2 ACCESS TO CUSTOMER CONTROLLED PREMISES. Legato's permission to enter Customer-controlled premises shall at all times be subject to Customer's discretion and control in accordance with its rules. Legato personnel will be subject to security controls provided to such personnel by Customer.


5.3 INSURANCE REQUIREMENTS. Legato represents that it carries sufficient worker's compensation, public liability and property damage insurance to protect against related liability which may

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                                       1                    Company Confidential
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arise in the performance of services specified on any applicable Project
Statement hereto.

6. OWNERSHIP

6.1 RIGHTS OF LEGATO. Customer acknowledges that Legato provides consulting and development services to other Customers of Legato, and agrees that nothing in this Agreement shall be deemed or construed to prevent Legato from carrying on such business. Customer acknowledges and agrees that Legato will retain all rights, title and interest in any patentable material, copyrighted material, trade secrets, or other intellectual property that it develops, whether alone or jointly with Customer, in the course of performing any Statement of Work, subject to the underlying rights of Customer, if applicable, in any intellectual property that Customer owns prior to the Effective Date of this Agreement or any applicable Schedule.

6.2 LICENSE GRANT TO CUSTOMER. Provided that Customer is not in breach of any material term of this Agreement, Legato will grant Customer a non-exclusive license, without right of sublicense, to use the results of the Statement of Work solely for Customer's own internal business purposes.

7. TERM AND TERMINATION

7.1 TERM. Unless earlier terminated, the term of this Agreement shall commence upon the Effective Date, and continue as specified in any Project Statement made part hereof.

7.2 TERMINATION FOR CAUSE. Either party has the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder, including the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within fifteen (15) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

7.3 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement, or Project Statement made part hereof, for convenience by giving a fifteen (15) day written notice to the other party. Notwithstanding the foregoing, termination by Customer shall not relieve Customer's obligations to pay all fees which have accrued, or which Customer has agreed to pay, under any or all Project Statement(s) made part hereof.

7.4 CANCELLATION OF A PROJECT STATEMENT. In the event Customer cancels any agreed upon Project Statement hereto within five (5) business days of Legato's initiation of any Statement of Work, Customer shall be liable for, and pay to Legato, for up to five (5) days of on site Consulting Services as provided in any such Project Statement which has been so cancelled. The parties agree that this cancellation fee is not a penalty and is in lieu of any liquidated damages.

7.5 TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement upon the filing by or against the other party of any action under any applicable bankruptcy or insolvency law.

7.6 RESPONSIBILITIES UPON TERMINATION. Nothing in this Agreement will affect:
(i) Customers responsibility for the payment of any fees owed to Legato for any completed Project Statement or portion thereof, or (ii) any liability for damages resulting from an actionable breach.

7.7 SURVIVAL OF TERMS. The following terms shall survive any expiration or termination of this Agreement or applicable Project Statement: Sections: 1. Definitions; 3. Fees, Payment Terms, and Taxes; 6. Ownership; 7. Term and Termination; 8. Relationship of the Parties; 9. Confidential Information; 11 Warranty, Disclaimer, and Limitation of Liability; 12. Non-Solicitation; 13. Enforcement of Agreement; 15. Construction and Interpretation; 16. No Other Rights; and, 17. Entire Agreement.

8. RELATIONSHIP OF THE PARTIES

8.1 RESPONSIBILITY FOR PERFORMANCE OF STATEMENT OF WORK. Legato will perform each Project Statement under the general direction of Customer; however, Legato will determine in its sole discretion the manner and means by which each Project Statement will be accomplished.

8.2 INDEPENDENT CONTRACTORS. The relationship of Legato and MTI established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed: (i) to give either party the power to direct or control the day-to-day activities of the other or, (ii) to constitute the parties as joint ventures, co-owners, or otherwise as participants in a joint or common understanding.

9. CONFIDENTIAL INFORMATION

PROTECTION OF CONFIDENTIAL INFORMATION. Each party will protect the other's Confidential Information from unauthorized dissemination and use the same degree of care that such party uses to protect its own like information, but in no event less than a reasonable degree of care. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Notwithstanding the foregoing, either party may use or disclose Confidential Information to the extent such party is legally compelled to disclose such Confidential Information provided, however, that prior to any such compelled disclosure, the disclosing party will notify the non-disclosing party and will cooperate fully with the non-disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. The parties agree that any breach of this section would cause irreparable harm to the disclosing party for which monetary damages would not be adequate and therefore, the parties agree that in the event of a breach of this section, the disclosing party shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

9.1 NOTIFICATION OF EMPLOYEES. Each party agrees to take appropriate action by instruction, agreement or otherwise with its employees, agents and contractors allowed access to the confidential Information to satisfy its obligations under this Section 9.

10. SUBCONTRACTING PROVISIONS

If Legato is performing any Project Statement hereunder in the capacity of a subcontractor for Customer (in its capacity as a contractor) for the purposes of providing services to a third party under contractual agreement with Customer, the following provisions shall apply:

10.1 INDEMNIFICATION. Customer agrees that it shall indemnify, defend and hold Legato and its officers, directors, agents and employees harmless from and against any and all claims, liabilities, losses, damages or judgments, including all legal fees and expenses related thereto, that arise from or are connected with a claim or other proceeding made by any third party that relates to any warranty, representation, liability limit, remedy, indemnity, or other obligation stated by Customer in its agreement between Customer and such third party, as well as a claim or other proceeding that Legato or a third party may have arising out of the failure of such agreement to include terms that are at least as restrictive as the terms in Section 4, Customer Responsibilities;
Section 6, Ownership; Section 7, Termination; Section 8,

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MTI Consulting Agreement 032803        2                    Company Confidential
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Relationship of the Parties; Section 9, Confidential Information; Section 11,
Warranty Disclaimer and Limitations of Liability; Section 12, Enforcement of Agreement; and Section 16, No Other Rights.

10.2 PAYMENT. Customer agrees that is shall not be entitled to withhold or delay payment to Legato for any SOW or expenses due to Legato for any Project Statement pending receipt of payment form any third-party.

10.3 END-USER LICENSE AGREEMENT. Customer shall insure that any third-party for which Legato is acting as a subcontractor under the terms of this Agreement is a bona fide, licensed user of the Software.

10.4 ACCEPTANCE OF SUBCONTRACTS. No subcontract shall be made by the Customer for the furnishing of any work without the written approval of Legato. Legato shall not be obligated or required to accept any subcontract on behalf of Customer.

11. WARRANTY DISCLAIMER AND LIMITATION OF LIABILITY

11.1 LIMITED WARRANTY. Legato shall perform the Statement of Work with due diligence and with the level of skill demonstrated by like professionals performing services of a similar nature.

11.2 WARRANTY DISCLAIMER. ALL WORK PERFORMED UNDER ANY PROJECT IS "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. LEGATO HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

11.3 LIMITATION OF LIABILITY. IN NO EVENT WILL LEGATO BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL, CONTRACTUAL OR EQUITABLE THEORY ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR: (I) ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; (II) DAMAGES FOR LOST PROFITS OR LOST DATA; OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY OR THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITATION OF LIABILITY OR LIMITED REMEDY, LEGATO'S ENTIRE AGGREGATE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT, UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, INDEMNITY OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNTS RECEIVED BY LEGATO UNDER THIS AGREEMENT FOR A CLAIM PURSUANT TO THE PARTICULAR PROJECT UNDER THIS AGREEMENT THAT CAUSED THE LIABILITY.

12. NON-SOLICITATION

12.1 NON-SOLICITATION. For one (1) year after completion and/or termination of any Project Statement performed hereunder, Customer agrees not to solicit for employment any employees, contractors or agents of Legato performing any Consulting Services hereunder.

13. ENFORCEMENT OF AGREEMENT

13.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as applied to agreements entered into and to be performed entirely within California between California residents, without regard to the principles of conflict of laws or the United Nations Convention on Contracts for the International Sale of Goods.

13.2 ASSIGNMENT. Neither party shall, without the prior written consent of the other party, assign, transfer the benefit or the burden of this Agreement or any part thereof. Notwithstanding the foregoing, either party may, without the prior written consent of the other party, assign this Agreement to an entity that acquires a controlling interest in the party as the result of a merger or that acquires substantially all of that party's assets, provided the acquiring party agrees to assume all of the obligations under this Agreement.

13.3 WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

13.4 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

13.5 FORCE MAJEURE. Neither party will be liable under these Terms and Conditions because of any failure or delay in the performance of its obligations (except for payment of money) on account of strikes, shortages, riots, fire, flood, storm, earthquake, acts of God, hostilities or any other cause beyond its reasonable control.

14. NOTICE

14.1 NOTICES. Any notice, report, approval or consent required hereunder shall be in writing and will be deemed to have been given if: (i) delivered personally; (ii) sent by commercial courier; or (iii) sent by facsimile followed by a hard-copy confirmation, to the respective addresses of the parties set forth below or as may be otherwise designated.

  IF TO LEGATO:       LEGATO SYSTEMS, INC.
                      2350 W. El Camino Real
                      Mountain View, CA 94040
        Attention:    Contract Administrator
        Telephone:    650-210-7770
        Facsimile:    650-210-7800
        e-mail        contractadmin@legato.com

   With a Copy to:    LEGATO SYSTEMS, INC.
                      2350 W. El Camino Real
                      Mountain View, CA 94040
        Attention:    Coordinator, Professional Services

   IF TO CUSTOMER:    MTI TECHNOLOGY CORPORATION
                      14661 Franklin Avenue
                      Tustin, CA 92780
        Attention:    Chief Financial Officer

        Telephone:    714-481-7800
        Facsimile:    714-481-4141

   With a Copy to:    MTI TECHNOLOGY IRELAND LTD.
                      Unit 5
                      Blanchardstown Corp Park
                      Bally Coolin, Dublin 15 Ireland
        Attention:    V P European Finance

15. CONSTRUCTION AND INTERPRETATION

15.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

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MTI Consulting Agreement 032803    3                    Company Confidential

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15.2 SECTION HEADINGS. The Section headings contained herein are for convenience of reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

15.3 INTERPRETATION. In construing or interpreting this Agreement. the word "or" shall not be construed as exclusive, and the word "including" shall not be limiting. The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party.

16. NO OTHER RIGHTS

16.1 Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the licenses, rights and uses expressly granted hereunder to a party hereto.

17. ENTIRE AGREEMENT

17.1 ENTIRE AGREEMENT. The provisions of this Agreement, including any Schedules, Appendices, Attachments or Exhibits, constitute the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.


WITNESS WHEREOF, THE PARTIES HAVE Caused THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES

                                 CUSTOMER NAME:


                              LEGATO SYSTEMS, INC.

(By)     /s/ Cory Sindelar
         ------------------------------------
(Name)   Cory Sindelar
         ------------------------------------
(Title)  Vice President, Corporate Controller
         ------------------------------------
(Date)   March 31, 2003
         ------------------------------------


                                     [SEAL]


                           MTI TECHNOLOGY CORPORATION

(By)     /s/ Mark Franzen
         ------------------------------------
(Name)   Mark Franzen
         ------------------------------------
(Title)  Chief Financial Officer
         ------------------------------------
(Date)   March 28, 2003
         ------------------------------------


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MTI Consulting Agreement 032803             4               Company Confidential

(LEGATO LOGO)

                                                 LEGATO NUMBER: 271 - PSA - 3070

                                    EXHIBIT A

                    PROJECT STATEMENT NO.          (SAMPLE)
                                     TO THE
                          CONSULTING SERVICES AGREEMENT

This Project Statement No.   ( "this Project Statement"), with an effective date
commencing on the latest date appearing next to the parties' signatures, is issued pursuant to, and incorporates herein, the Consulting Services Agreement
with an Effective Date of       by and between ("CUSTOMER")and LEGATO SYSTEMS,
INC. ("LEGATO")(the "AGREEMENT"). In the event of any inconsistency between the
terms of the Agreement and this Project Statement No.   ," the terms of this
Project Statement No.        shall govern. Any term not otherwise defined herein
shall have the meaning ascribed to it in the Agreement.

1.    STATEMENT OF WORK

The following describes the services that will be performed by Legato:

1.1

1.2

1.3

2.    FEES

2.1   Fees payable to Legato pursuant to this Project Statement No.       are
      based upon the following:

      2.1.1   Number of days of Consulting Services to be provided: ___ days.

2.1.2 Applicable daily rate: US $___ per day.

2.2   The total fees payable pursuant to this Project Statement No.     ,
      exclusive of any applicable travel and living expenses which shall be additional, is: US $___.

2.3 PAYMENT. Customer acknowledges that payment terms and responsibilities are as specified in Sections 3 and 4 of the Agreement.

3.    TIMECARDS

3.1 Customer will sign by an authorized representative of Customer's, timecards verifying Legato's time, either weekly or at the completion of each SOW.

4.    CUSTOMER RESPONSIBILITIES

4.1 CUSTOMER LIAISON. Customer shall appoint, at a minimum, a system manager and an alternate who will act as Customer's liaison for all technical
      communications with Legato regarding this Project Statement No.      (the
      "LIAISON"). All technical communications by Customer to Legato shall only be made by the Liaison or the designated alternate. All information and materials provided to Customer by Legato pursuant to this Project Statement will be routed to the Liaison.

4.2 CURRENT LICENSE. During the course of the Project, Customer shall have a valid and properly maintained Product at the then current version and release level. If Customer elects to not use any update release of the Product, Customer may continue to use its prior release; however, in such instance, Legato shall have no obligation to perform its responsibilities as set forth in this Project Statement, and this Project Statement shall be deemed terminated. Customer shall pay Legato all remaining fees due and payable pursuant to the provisions of this Project Statement No.
      and the Agreement.

4.3 HARDWARE AND ENVIRONMENT. Customer shall provide and maintain appropriate hardware, environment, power, and facilities as may be necessary to operate the Product in accordance with its specifications and the appropriate Product license.

4.4 ACCURATE DATA AND ACCESS TO PREMISES. Customer shall provide Legato with accurate and complete information and access to all facilities, personnel, and other resources determined to be necessary by Legato in the performance of any Project.

4.5 OTHER CUSTOMER RESPONSIBILITIES: prior to commencement of work on this Project Statement by Legato, Customer shall:

4.5.1 Issue a purchase order for pursuant to this Agreement and specifying the fees set forth in this Project Statement.

4.5.2 Provide requisite resources (including personnel, facilities, equipment, documentation, or as otherwise may be required in this Project Statement), to be made available at all times and during contiguous work days.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

                                          CUSTOMER NAME:

                                                   -----------------------------
        LEGATO SYSTEMS, INC.

{BY)                                      (BY)
--------------------------------------    --------------------------------------

{NAME)                                    (NAME)
--------------------------------------    --------------------------------------

(TITLE)                                   (TITLE)
--------------------------------------    --------------------------------------

(DATE)                                    (DATE)
--------------------------------------    --------------------------------------

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MTI Consulting Agreement 032803         5                   Company Confidential